Exhibit 16.1

August 19, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by HMH Holding Inc. with respect to HMH Holding Inc. pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 of HMH Holding Inc. dated August 19, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ KPMG AS

Oslo, Norway